SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuit to Section13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

November 12, 2003
(Date of earliest event reported)

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

549 Baltic Way
Sunnyvale, CA 94089
(408) 542-2500

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

On November 12, 2003, Harmonic Inc. issued a press release announcing that the underwriters of its public offering of 9 million shares of common stock at a price of $7.40 per share had exercised their option to purchase 1.35 million additional shares of common stock to cover over-allotments, resulting in an aggregate public offering price from the over-allotment shares of $9.99 million. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Exhibits

(c) Exhibits

99.1	Press release of Harmonic Inc. issued on November 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC

Date: November 13, 2003	By:	/s/ Robin N. Dickson

	Name:	Robin N. Dickson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release of Harmonic Inc. issued on November 12, 2003.